UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2015

Vantiv, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-35462 (Commission File Number)	26-4532998 (IRS Employer Identification No.)

8500 Governor’s Hill Drive Symmes Township, Ohio 45249 (Address of principal executive offices, including zip code)

(513) 900-5250 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
Vantiv, Inc. (“Vantiv”) held its Annual Meeting of Stockholders on April 28, 2015. At the Annual Meeting, Vantiv stockholders voted on and approved five proposals, each of which is described in more detail in Vantiv’s definitive proxy statement dated March 12, 2015. Present at the Annual Meeting in person or by proxy were holders of shares of Class A common stock representing 135,507,851 votes and holders of shares of Class B common stock representing 33,186,019 votes. The holders of Class A common stock and Class B common stock voted together as a single class on all matters presented at the Annual Meeting, except the holders of Class A common stock voted exclusively and as a separate class on the election of the Class A nominees for director (Charles Drucker, David Mussafer and Jeffrey Stiefler) and Fifth Third Bank (as the holder of all of the outstanding Class B common stock) voted exclusively and as a separate class on the election of the Class B nominee for director (Greg Carmichael).
The final voting results were as follows:
1. Election of four Class III directors:

Director	For	Withheld	Broker Non-Votes
Charles Drucker	129,549,253	2,695,622	3,262,976
David Mussafer	129,386,514	2,858,361	3,262,976
Jeffrey Stiefler	129,495,194	2,749,681	3,262,976
Greg Carmichael	33,186,019	—	—
2. Advisory approval of the compensation of Vantiv’s named executive officers:

For:	164,117,574
Against:	923,361
Abstain:	389,959
Broker Non-Votes:	3,262,976
3. Approval of the Vantiv, Inc. Employee Stock Purchase Plan:

For:	164,270,206
Against:	772,780
Abstain:	387,908
Broker Non-Votes:	3,262,976
4. Approval of the Vantiv, Inc. Annual Incentive Compensation Plan:

For:	163,622,014
Against:	1,437,174
Abstain:	371,706
Broker Non-Votes:	3,262,976

5. Ratification of the appointment of Deloitte & Touche LLP as Vantiv’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

For:	167,774,890
Against:	548,480
Abstain:	370,500
Broker Non-Votes:	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTIV, INC.

Dated: April 30, 2015	By:	/s/ Nelson F. Greene
		Name:	Nelson F. Greene
		Title:	Chief Legal Officer and Secretary

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